                                                                    Exhibit 99.1


                           NAUTICA ENTERPRISES, INC.

FOR IMMEDIATE RELEASE

         NAUTICA ENTERPRISES, INC. ANNOUNCES DEFINITIVE MERGER AGREEMENT
                        TO BE ACQUIRED BY VF CORPORATION

           ~ VF To Pay Nautica Shareholders $17.00 Per Share In Cash ~

NEW YORK, NEW YORK, (JULY 7, 2003) - NAUTICA ENTERPRISES, INC. (NASDAQ: NAUT) today announced that it has signed a definitive merger agreement to be acquired by VF CORPORATION (NYSE: VFC). Pursuant to the merger agreement, VF will pay Nautica shareholders $17.00 per share in cash. The Company will also pay approximately $14.6 million, net of tax, to cash out employee stock options, for a total consideration of approximately $585.6 million.

Harvey Sanders, Chairman, President and Chief Executive Officer of Nautica Enterprises, Inc., commented, "We are thrilled that a transaction with VF delivers significant value to our shareholders in the near term while continuing to offer substantial opportunities for our people and our brands over the long term. The all-cash offer of $17.00 represents an approximate 58% premium to the closing price on June 10, 2003, the date prior to the initial proxy filing by dissident shareholders, as well as a 28% premium to the closing price of Nautica shares on July 3, 2003. At the same time, Nautica will become part of a larger company that shares our values, integrity and culture."

Mackey J. McDonald, Chairman and Chief Executive Officer of VF, said, "Today marks an exciting milestone for both VF and Nautica. VF will gain a powerful lifestyle brand that extends across multiple product categories, including men's sportswear and jeanswear, in addition to a broad array of licensed categories including men's tailored clothing, dress shirts, accessories, women's swimwear, fragrances, eyewear, watches and home furnishings. It also provides additional diversification to our business mix by strengthening our presence in department stores. At the same time, Nautica will benefit from VF's superior supply chain, inventory and brand management capabilities."

Mr. Sanders continued, "We are very proud of what Nautica has accomplished over the past 20 years, and gratified that VF recognizes the value and potential of our businesses. I look forward to supporting Mackey and his team as we transition our business to become part of a larger organization that will afford us the leverage to grow our various businesses and move forward."

                                    ~ more ~

                                                                         Page: 2


David Chu, vice chairman of Nautica Enterprises, Inc., will assume responsibility following the merger for the Nautica brand, overseeing global design, product development and marketing. "I'm excited to be joining forces with such a strong partner and I view this transaction as the best means of maximizing the full potential of the Nautica brand. This year marks Nautica's 20th anniversary, and I view this transaction as a fitting way to celebrate both the longevity of the brand as well as its bright future. I'm personally looking forward to this new endeavor," he said.

Nautica will continue to maintain its headquarters in New York City and its distribution center in Martinsville, Virginia.

TERMS

Pursuant to the merger agreement, VF will pay Nautica shareholders $17.00 per share in cash.

The Company will also pay approximately $14.6 million, net of tax, to cash out employee stock options, for a total consideration of approximately $585.6 million.

The boards of directors of both companies have approved the merger. The merger is subject to Nautica shareholder approval, receipt of government approvals and other customary conditions. The merger is not conditioned on financing. In connection with the transaction, VF has obtained commitments from Harvey Sanders and David Chu to vote all Nautica shares owned by them in favor of the merger, representing a total of approximately 10% of the current shares outstanding.

VF has separately entered into an agreement with Mr. Chu to acquire from him his rights to receive 50% of the net royalty income from licensing the Nautica trademark. Under this agreement, VF will pay Mr. Chu $38 million upon the closing of the transaction and $33 million on each of the third and fourth anniversaries of the closing. Mr. Chu will also have the right to receive payments in each of the next five years in the event an annual gross royalty revenue threshold is exceeded.

The Company also noted that its 2003 Annual Shareholder Meeting will be postponed and a new date will be announced shortly. The Company expects that the original record date of May 29, 2003 will remain in effect for the meeting.

In connection with the merger, Rothschild Inc. acted as financial advisor to the Company and both Rothschild Inc. and Bear, Stearns & Co. Inc. rendered fairness opinions to the Company.


                                    ~ more ~

                                                                         Page: 3


This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its products, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company's ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company's ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the "Forward-Looking and Cautionary Statements" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 2003, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

ABOUT NAUTICA

Nautica Enterprises, Inc., through its subsidiaries, designs, sources, markets and distributes apparel under the following brands: Nautica; Nautica Competition; Nautica Jeans Company; Earl Jean; John Varvatos; E. Magrath; and Byron Nelson. For more information about the company, please visit www.nautica.com.

ABOUT VF

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the company's home page, http://www.vfc.com.

CONTACTS:

Nautica Enterprises, Inc.:         Shannon L. Froehlich
                                   Vice President - Corporate Investor Relations
                                   (212) 541-5757

VF Corporation:                    Cindy Knoebel, CFA
                                   VP, Financial & Corporate Communications
                                   VF Services, Inc.
                                   (646) 472- 2817/(336) 424-6189
                                       ###